     The undersigned each agree that (i) the Statement on Schedule 13D relating to the Common Stock, $.01 par value, of Brigham Exploration Company is adopted and filed on behalf on each of them, (ii) all future amendments to such Statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and
(iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligation to jointly file future amendments to such Statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the date set forth below.

Dated: September 2, 1998.      ENRON CAPITAL & TRADE RESOURCES CORP.



                               By: /s/ Peggy B. Menchaca
                                   --------------------------------
                               Name: Peggy B. Menchaca
                               Title: Vice President and Secretary


Dated: September 2, 1998       ENRON CORP.

                               By: /s/ Peggy B. Menchaca
                                   --------------------------------
                               Name: Peggy B. Menchaca
                               Title: Vice President and Secretary


Dated: September 2, 1998       JOINT ENERGY DEVELOPMENT INVESTMENTS II
                               LIMITED PARTNERSHIP

                               By: Enron Capital Management II Limited
                                   Partnership, its General Partner

                               By: Enron Capital II Corp.,
                                   its general partner

                               By: /s/ Peggy B. Menchaca
                                   -------------------------------
                               Name: Peggy B. Menchaca
                               Title: Vice President and Secretary